EXHIBIT 10.3


$41,409,000.00                                                  December 31,1995


                                 PROMISSORY NOTE
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        THIS PROMISSORY NOTE is made on December 31, 1995


BY AND BETWEEN:

INTERPOOL, INC., a Delaware Corporation, with offices located at 211 College Road East, Princeton, New Jersey 08540 hereinafter referred to as the "Holder".

and;

INTERPOOL LIMITED, a Barbados Corporation, with offices at 211 College Road East, Princeton, New Jersey 08540 hereinafter referred to as the "Deblor".

             FOR AND IN CONSIDERATION OF FORTY ONE MILLION FOUR HUNDRED NINE THOUSAND DOLLARS AND 00/100 cents ($41,409,000.00) receipt of which is hereby acknowledged by the Debtor, the Debtor does promise to pay to Holder, all principal and interest in accordance with the terms hereof.

INTEREST: Debtor shall pay to Holder interest on the unpaid balance at a fixed
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rate of Three Percent (3%).

TERM: The term of the within obligation shall be Twenty Four Months. If not
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sooner paid, the outstanding principal balance due hereunder shall be paid in full on December 31, 1997.

PAYMENTS: Debtors shall pay principal and interest monthly in arrears in the
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amounts in accordance with the attached Schedule "A". All payments shall be paid to Holder at the above address or as Holder may designate from time to time.
This Note may be prepaid in whole or part at any time without penalty.

LATE CHARGE: The Holder hereof shall have the right to impose and collect upon
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demand the reasonable charge of five (5%) percent of the monthly amount due in the event and upon each and every occasion that Debtor fails to remit each payment due hereunder within 15 days of the due date.

DEFAULT:  The unpaid balance of this Note shall become immediately due and
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payable in the event of default in any payment when due of any installment of principal and interest on the within Note.

          In the event of default or dispute involving this Note or the collection of the debt evidenced thereby, there shall be added to the amount due on this Note the costs of necessary court process and including reasonable attorney's fees for the collection thereof.


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WAIVER :  No delay or failure on the part of the Holder to exercise any power or
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right shall operate as a waiver thereof and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise thereof; and no right or remedy of the holder shall be deemed, abridged or modified by any course of conduct and no waiver thereof shall be predicted thereon, nor shall failure to exercise any such power or right subject the Holder to any liability.

          Debtor hereby waives all rights of presentment, demand, notice of dishonor and protest and hereby authorize Holder to proceed at law or in equity to collect all payments due and owing hereunder plus costs of collection and reasonable attorney's fees.

BINDING EFFECT: This Note shall be binding upon the Debtor, their heirs,
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executors, administrators, successors and assigns.

MODIFICATION:  This Agreement may not be changed orally but may only be modified
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by a writing executed by all parties.

CONSENT TO JURISDICTION: This Note is being delivered in and is intended to be
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construed and enforceable in accordance with the Laws of the State of New Jersey without regard to conflict of laws. The Debtor and any person or entity liable hereon expressly and irrevocably consents to the exclusive jurisdiction of the Courts located in the State of New Jersey to resolve any and all disputes arising hereunder.

IN WITNESS WHEREOF, the Debtor signs this Note this 31 st day of December, 1995.




                                                INTERPOOL LIMTED


Witness:                                     ________________________________
                                                BY:

__________________________________